EXHIBIT 10.11

SECURITIES SUBSCRIPTION AGREEMENT

            THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of May 31, 2001 ("Agreement"), is executed in reliance upon the exemption from registration afforded by Regulation D by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation D.

            This Agreement has been executed by the undersigned buyers ("Buyer"), to purchase the amounts set forth on Schedule A hereto, in connection with the private placement of 8% Series D Senior Subordinated Convertible Redeemable Debentures of Pacel Corp., a corporation organized under the laws of Virginia, with its principal executive offices located at 8870 Rixlew Lane, Suite 201, Manassas, Va. 20109 ("Seller"). Buyer hereby represents and warrants to, and agrees with Seller:
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND REGULATION D PROMULGATED THEREUNDER.

THIS INFORMATION IS DISTRIBUTED PURSUANT TO AN EXEMPTION FOR SMALL OFFERINGS UNDER THE RULES OF THE COLORADO SECURITIES DIVISION. THE SECURITIES DIVISION HAS NEITHER REVIEWED NOR APPROVED ITS FORM OR CONTENT. THE SECURITIES DESCRIBED MAY ONLY BE PURCHASED BY "ACCREDITED INVESTORS" AS DEFINED BY REGULATION D AND THE RULES OF THE COLORADO SECURITIES DIVISION.
            1.      Agreement to Subscribe; Purchase Price.

                        (a)      Subscription. The undersigned Buyer hereby subscribes for and agrees to purchase the Seller's 8% Series D Senior Subordinated Convertible Redeemable Debentures substantially in the form of the Debenture attached as Exhibit A hereto and having an aggregate original principal face amount of One Million Four Hundred Thousand United States Dollars ($1,400,000) (individually, a "Debenture," and collectively, the "Debentures"), at an aggregate purchase price of 90% of the face amount of such Debentures as set forth in subsection (b) herein, which will be sold as a unit with warrants for the purchase of 1,500,000 shares of the Seller's common stock ("Warrant Shares"), substantially in the form attached as Exhibit B ("Warrants"). No part of the purchase price of the Debentures shall be allocated to the Warrants.

The Debentures shall be sold to the Buyer in Series D-001 through D-006, with Series D-001 having a principal balance of $150,000 and each subsequent Debenture having a principal balance of $250,000.

                        (b)      Payment. The aggregate Purchase Price for all Series D Debentures shall be One Million Two Hundred Sixty Thousand United States Dollars (USD $1,260,000) and the purchase price for each Debenture shall be One Hundred Thirty Five Thousand United States Dollars (USD $135,000) for Debenture Series D-001 and Two Hundred Twenty-Five Thousand United States Dollars (USD $225,000)for each of Debenture Series D-002 through D-006 ("Purchase Price"). The Purchase Price for each Debenture shall be payable at the Closing Date and each Subsequent Closing Date, pursuant to Section 1(c) herein and in accordance with the terms and conditions of Section 11 below.

                        (c)      Closing. Subject to the satisfaction of the conditions set forth in Sections 7, 8, 9 and 11 below, the closing of the transactions contemplated by this Agreement shall take place ("Closing Date") when (i) Seller delivers the duly executed Series D-001 Debenture and the Warrants to the Buyer, (ii) Seller delivers the Registration Rights Agreement, as defined in Section 6, the Stock Pledge and Security Agreement, substantially in the form annexed hereto as Exhibit A(i), and all accompanying executed transaction documents including appropriate resolutions of its Board of Directors, (iii) Seller delivers the Instructions and Opinion, as defined in Section 11(a), (iv) Buyer pays the Seller $135,000 for the Series D-001 Debenture ("Initial Purchase Price")(which amount shall include the $50,000 already paid to Seller), and (v) Seller satisfies the conditions of Sections 7,8,9, and 11 to the extent that they apply to the Series d-001 Debenture. Subject to the satisfaction of the conditions set forth in Sections 7, 8, 9 and 11 below, each subsequent closing of the transactions contemplated by this Agreement shall take place ("Subsequent Closing Date(s))" when (x) Seller delivers the duly executed Series D-002 through D-006 Debenture(s) to the Buyer, (y) Seller delivers the Notice of Effectiveness, as defined in Section 11(a) of this Agreement, and (z) Buyer pays $225,000 for the purchase of each such Debenture.

            2.      Buyer Representations and Covenants;
                     Access to Information.

            In connection with the purchase and sale of the Debentures, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

                        (a)      Buyer is not, and on the Closing Date will not be, an affiliate of Seller ;

                        (b)      Buyer is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the 1933 Act, and is purchasing the Debentures for its own account, and not for resale, and Buyer is qualified to purchase the Debentures under the laws of the State of Colorado;

                        (c)      All offers and sales of any of the Debentures by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction or pursuant to registration of the securities under the 1933 Act or pursuant to an exemption from registration thereunder;

                        (d)      Buyer understands that the Debentures are not registered under the 1933 Act and are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of Buyer, and any subsequent Holder, as such terms is defined in Exhibit A to this Agreement, of one or more of the Debentures, to acquire the Debentures;

                        (e)      Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                        (f)      The execution and delivery of this Agreement and the consummation of the purchase of the Debentures and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over buyer or any of its properties or assets;

                        (g)      All invitations, offers and sales of or in respect of, any of the Debentures, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by it of any of the Debentures will be in compliance with applicable laws and regulations, will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Debentures;

                        (h)      The Buyer has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and the Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

                        (i)      Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Debentures;

                        (j)      Buyer has had an opportunity to receive and review all material information and financial data and to discuss with the officers of Seller, all matters relating to the securities, financial condition, operations and prospects of Seller and any questions raised by Buyer have been answered to Buyer's satisfaction, and

                        (k)      Buyer acknowledges that the purchase of the Debentures involve a high degree of risk. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Debentures. Buyer understands that the Debentures are not being registered under the 1933 Act, or under any state securities laws, that no federal or state agency or any other government agency has passed on or made any recommendations or endorsement of the Debentures, and that Buyer must be able to bear the economic risk of this investment for an indefinite period of time.

            3.      Seller Representations and Covenants.

                        (a)      Seller is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is in good standing under such laws with its principal executive office located in the State of Virginia. The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Seller.

                        (b)      There are 150,000,000 shares of Seller's common stock, no par value per share authorized ("Common Stock", which term shall also include any additional shares of Seller's common stock which may subsequently be authorized) and 47,000,000 shares of Common Stock outstanding as of May 9, 2001. The Common Stock is quoted on National Association of Securities Dealers OTC Electronic Bulletin Board ("OTCBB") under the symbol "PLRP". All issued and outstanding shares of Common Stock have been authorized and validly issued and are fully paid and non-assessable.

                        (c)      The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, By-Laws, Stockholders Agreements and any amendments thereto of the Seller or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Seller, its properties or assets.

                        (d)      The Debentures and Common Stock issued upon conversion ("Shares") when issued, will be issued in compliance with all applicable U.S. federal and state securities laws. The Seller understands and acknowledges that, in certain circumstances, the issuance of the Shares could dilute the ownership interests of other stockholders of the Seller. The execution and delivery by the Seller of this Agreement and the issuance of the Shares will not contravene or constitute a default under any provision of applicable law or regulation. The Seller is in compliance with and conforms to all applicable and material statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties

                        (e)      There is no fact known to the Seller that has not been publicly disclosed by the Seller or disclosed in writing to the Buyer which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Seller, or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement. The information furnished by the Seller to Buyer for purposes of or in connection with this Agreement or any transaction contemplated hereby, does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                        (f)      No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Debentures or Common Stock, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of a Form D with respect to the Debentures, the filing of a Registration Statement, as defined in Section 6 below with respect to the Common Stock, and any filing required by the Colorado Securities Division, if any.

                        (g)      There is no action, proceeding or investigation pending, or to the Seller's knowledge, threatened, against the Seller which might result, either individually or in the aggregate, in any material adverse change in the business, financial condition, prospects, conditions, affairs or operations of the Seller. The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the Seller currently pending or which the Seller intends to initiate. The SEC has not issued any order suspending trading in the Seller's Common Stock and the Seller is not under investigation by the SEC or the National Association of Securities Dealers, and, to Seller's knowledge, there are no proceedings pending or threatened before either regulatory body.

                        (h)      There are no other material outstanding debt or equity securities presently convertible into Common Stock other than: (i) 5% Convertible Debenture, face amount $100,000 due March 15, 2006 to Thomas Kelly;; (ii) 5% Convertible Debenture, face amount $100,000 due March 15, 2006 to Richard F. Garrett Trust; (iii) 5% Convertible Debenture, face amount $50,000 due March 15, 2006 to W. David McCoy IRA; and Promissory Note in the amount of $250,000 to Portfolio Investments.

                        (i)      The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of the Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debentures has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable. There are no pre-emptive rights of any shareholder of Seller.

                        (j)      This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The Seller has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Debentures has been taken other than obtaining shareholder approval to increase the number of authorized shares, which increase may be required by Seller to perform this Agreement. Upon their issuance to the Buyer, the Debentures will be validly issued and nonassessable, and will be free of any liens or encumbrances.

            4.      Exemption; Reliance on Representations. Buyer understands that the offer and sale of the Debentures are not being registered under the 1933 Act. Seller and Buyer are relying, with respect to the purchase and sale of the Debentures, on the rules governing offers and sales made pursuant to Regulation D. The offer and sale of the Debentures are made solely within the State and jurisdiction of Colorado.

            5.      Transfer Agent Instructions. Upon the conversion of the Debentures, the Buyer or holder shall give a notice of conversion to the Seller and the Seller shall instruct its transfer agent to issue one or more Certificates, as hereinafter defined, representing that number of shares of Common Stock into which the Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A. The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

            6.      Mandatory Registration. Within 4 days from the date this Agreement is executed, the Seller shall prepare and file a registration statement ("Registration Statement"), pursuant to the Registration Rights Agreement ("Registration Rights Agreement")executed simultaneously herewith, substantially in the form annexed hereto as Exhibit C, to effect the registration under the 1933 Act for resale of all, but not less than all, of the shares of Common Stock issuable to Buyer upon a conversion of the Debentures effected by the Buyer pursuant to the terms of this Agreement as well as all Warrant Shares.

            7.      Delivery Instructions. The Debentures being purchased hereunder shall be delivered to the Buyer, and the Purchase Price, shall be delivered to the Seller.

            8.      Conditions To Seller's Obligation To Sell. Seller's obligation to sell the Debentures is conditioned upon:

                        (a)      The receipt and acceptance by Seller of this Agreement as executed by Buyer.

                        (b)      All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Closing Date and each Subsequent Closing Date with the same force and effect as if made on and as of the Closing Date and each Subsequent Closing Date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Closing Date or the Subsequent Closing Date, as the case may be.

                        (c)      No order asserting that the sale of the Debentures contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated. No stop order suspending the sale of the Debentures or Common Stock shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated.

            9.      Conditions To Buyer's Obligation To Purchase. In addition to the conditions set forth in Section 1(c) of this Agreement, Buyer's obligation to purchase the Debentures is conditioned upon:

                        (a)      The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement of the duly authorized officer of Seller.

                        (b)      Delivery of the Debentures, Warrants, Registration Rights Agreement, Stock Pledge and Security Agreement, Pledge Opinion, Instructions, and Opinion of Counsel to the Buyer.

                        (c)      With respect to Debenture Series D-001, in addition to the foregoing, the delivery of the Security Stock.

                        (d)      With respect to each of Debenture Series D-002 through D-006, in addition to the conditions set forth in Section 9(a) and 9(b):

                                    (i)       the Registration Statement having been declared effective by the SEC and such Registration Statement's being effective at the time of the presentation to Buyer of each of Debenture Series D-002 through D-006, so as to permit the public disposition of the shares of Common Stock received by Buyer upon the conversion of each such Debenture in accordance with the intended method or methods of disposition specified by the Buyer;

                                    (ii)       the availability for immediate delivery, at the time that each succeeding Debenture is presented by Seller to Buyer, of four times the number of shares of Common Stock of Seller that Buyer would receive upon an immediate conversion of the entire Debenture at a price per share which is 70% of the lowest closing bid price of the Seller's common stock as reported on the OTCBB or any exchange in which the Seller's shares are traded for the day prior to the date upon which the Debenture is presented by Seller to Buyer less the number of shares of Replacement Security Stock then held by or for the benefit of Buyer; and

                                    (iii)       the delivery by Seller of the Replacement Security Stock, as hereinafter defined.

                        (e)      With respect to each of Debenture Series D-003 through D-006, in addition to the conditions set forth in Section 9(a), 9(b), and 9(d):

                                    (i)       conversion into Common Stock of Seller of all preceding Debentures sold by Seller to Buyer pursuant to the terms of this Agreement.

                        (f)      All of the representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date and each Subsequent Closing Date with the same force and effect as if made on and as of the Closing Date and each Subsequent Closing Date. The Seller shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Closing Date or the Subsequent Closing Date, as the case may be.

            10.      No Shareholder Approval and No Dilution.

                        (a)      Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the NASDAQ Stock Market, Inc.) as a result of the issuance of the Debentures or Common Stock hereunder, or needed to increase the number of authorized shares of Common Stock so as to permit Seller fully to perform its obligations under this Agreement. Seller agrees that, if shareholder approval is required for any of the reasons stated in this paragraph, Seller will take all steps required to obtain such approval immediately upon becoming aware that such approval is required, including calling a meeting of shareholders. Without limiting the foregoing, Seller agrees to seek shareholder approval for an increase in the authorized shares of common stock of Seller to 250,000,000 at its shareholder meeting to be held prior to August 10, 2001. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Buyer shall have no obligation to purchase any debenture other than Debenture Series D-001 unless and until such increase is authorized and approved as set forth herein.

                        (b)      Provided the Debentures, or any Seller Debentures from a series which predate the Debentures remain outstanding and unpaid, or if there is any portion of any such Debentures which have not been converted into the Seller's Common Stock, then the Seller shall not split nor reverse split the Common Stock, nor consolidate the outstanding number of shares of Common Stock into a smaller number of shares, nor otherwise take any action, directly or indirectly, which would have a material adverse effect on the value of the Debentures or the trading price of the Common Stock.

                        (c)      Upon (i) a transfer of all or substantially all of the assets of the Seller to any person in a single transaction or series of related transactions, or (ii) a consolidation, merger or amalgamation of the Seller with or into another person or entity in which the Seller is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i) and (ii) being referred to as a "Sale Event"), then, in each case, the Seller shall, upon request of any Holder, redeem the Debenture registered in the name of such Holder in cash for 130% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of such Debenture (together with the amount of accrued but unpaid interest) into shares of Common Stock of the surviving entity at the Conversion Price as set forth in the Debentures.

                        (d)      In case of any reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Seller with or into another corporation (other than a consolidation or merger in which the Seller is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Seller shall cause effective provision to be made so that the Buyer or Holder of the Debenture, as the case may be, shall have the right thereafter, by exercising the Debenture, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Debenture and at the same Conversion Price, as defined in the Debentures, immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Seller or successor person or entity acting in good faith.

            11.      Payment of the Debentures, Conversions, Security and Demand.

                        (a)      Simultaneously with the execution of this Agreement, Seller shall deliver to the Buyer Instructions in the form annexed hereto as Exhibit D ("Instructions"), instructing the Seller's transfer agent ("Transfer Agent") to issue to Buyer shares of the Seller's Common Stock registered in the name of the Buyer, and the opinion of Seller's counsel, substantially in the form annexed hereto as Exhibit E. Upon declaration of the effectiveness of the Registration Statement by the Commission, counsel for the Seller shall deliver to the transfer agent the Notice of Effectiveness, substantially in the form annexed as Exhibit F. The Instructions may be delivered by the Buyer to the Transfer Agent in the event that, for any reason whatsoever, the Seller fails to honor any Notice of Conversion as provided in the Debentures, or the Seller commits a material breach of this Agreement or the Debentures, or in the event that the Seller changes or attempts to change its transfer agent from the Transfer Agent without the express written consent of the Buyer. A Notice of Effectiveness, substantially in the form annexed hereto as Exhibit F, may be delivered by the Buyer or its counsel to the Transfer Agent in the event that, for any reason whatsoever, the Seller's counsel fails to deliver to the transfer agent the Notice of Effectiveness as provided herein. Delivery of the Instructions and Notice of Effectiveness to the Transfer Agent and the issuance of shares by the Transfer Agent in accordance with the Instructions shall not preclude the Buyer from exercising any and all other remedies available to the Buyer against the Seller for a breach of this Agreement or the Debentures.

                        (b)      (i)      On the date hereof, and in accordance with a certain Stock Pledge and Security Agreement to be executed simultaneously herewith, Seller shall deliver to Buyer, as hereinafter defined, (a) 2,925,000 shares of Seller's common stock registered in the names of David E. Calkins and Kay Calkins (the "Calkins"), together with stock powers (with medallion guarantees) and other documents necessary to transfer such stock into the names of Buyer ("Security Stock"), (b) the Calkins personal guarantee of the obligations of Seller with respect to Debenture Series D-001, a form of which is annexed to the Stock Pledge and Security Agreement, and (c) the opinion of the Calkins' counsel and counsel to the Seller, if different, in a form acceptable to counsel for the Buyer, that the Security Stock, upon exercise by the Buyer of its pledge and security interest pursuant to the Stock Pledge and Security Agreement, will be deemed to have been issued to the Buyer on the date originally issued to the Calkins for purposes of Rule 144 of the Securities Act of 1933, as amended and that the Buyer may "tack" on the holding period of the Calkins and the shares of common stock may be issued by the transfer agent without restrictive legend to Buyer. In the event that the Registration Statement is not declared effective by the SEC within 120 days of the date hereof, then Buyer may sell the Security Stock in accordance with the terms of the Stock Pledge and Security Agreement. Upon delivery of the Replacement Security Stock, as defined in Section11(b)(ii) below, any remaining Security Stock shall be delivered by the Buyer to Seller. Transfer to the Buyer of the Security Stock shall not preclude the Buyer from exercising any and all other remedies available to the Buyer against Seller for a breach of this Agreement or the Debentures.

                                    (ii)       (1)      On the date that the Registration Statement becomes effective hereof, Seller shall deliver to Novack Burnbaum Crystal LLP, as attorneys for Buyer ("Escrow Agent"), 12,000,000 shares of Seller's Common Stock issued in the name of Buyer, which are covered by the Registration Statement ("Replacement Security Stock"). In the event of a Default, or if, for any reason, the Seller is unable to deliver shares of Common Stock issuable upon conversion of the Debentures ("Conversion Shares") to the Buyer as required under this Agreement or the Debentures, then Escrow Agent may deliver the Replacement Security Stock to Buyer and Buyer may use the Replacement Security Stock as Conversion Shares to convert the Debentures into Common Stock in accordance with the terms of the Debentures, or to satisfy any other obligations of Seller to the Buyer pursuant to this Agreement or the Debentures. Upon Maturity and payment in full of the Debentures, or upon conversion of all of the Debentures into Conversion Shares, and performance by Seller of its obligations as set forth in this Agreement, any remaining Replacement Security Stock shall be delivered by the Buyer to Seller. Transfer to the Buyer of the Replacement Security Stock shall not preclude the Buyer from exercising any and all other remedies available to the Buyer against Seller for a breach of this Agreement or the Debentures.

                                                       (2)      (A)      Buyer and Seller agree, jointly and severally to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 2(B) below.

                                                                   (B)      To induce the Escrow Agent to act hereunder, it is further agreed by Seler and Buyer that:

                                                                               (i)       This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations on the part of the Escrow Agent shall be read into this Escrow Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                                                                               (ii)       The Esrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

                                                                               (iii)       The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                                                                               (iv)       The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 2(B)(ii) above.

                                                                               (v)       Seller acknowledges and agrees that in any dispute involving the Agreement, the Debentures or this escrow arrangement, that Escrow Agent may represent Buyer's interests and shall not have a conflict of interest due to the fact that Escrow Agent is also acting as an escrow agent hereunder.

                        (c)      Conversions and Demand. As provided in paragraph 4 of the Debentures, Buyer may give Notice of Conversion of the Debentures to Seller, as the case may be, by facsimile to the number set forth in Section 12(h) below. Conversion of Debentures may take place at any time until the Maturity Date of the Debentures, as defined in the Debentures. As provided in paragraph 4 of the Debentures, within 5 business days of receipt of the Notice of Conversion, Seller shall deliver to the Buyer, or to an account designated by Buyer in the Notice of Conversion, certificates representing the shares of Common Stock to which the Buyer shall be entitled by reason of the conversion ("Certificates"). Provided that (i) there is no Event of Default, as defined in the Debentures or this Agreement, (ii) the conditions precedent of Section 9 of this Agreement have been met, (iii) the representations and warranties contained in this Agreement shall be true and correct except for the number of issued and outstanding shares of Common Stock if such shares have been increased through the conversion of any Debenture or any other or convertible security, as disclosed in this Agreement, or as otherwise as provided in this Agreement, and (v) that the closing bid price of Seller's Common Stock has not fallen below $.035 for the 5 consecutive trading days preceding the Second Issue and any Additional Issues, as the case may be, Seller may issue to Buyer the Series D-002 Debenture and Buyer shall pay the Seller $225,000 ("Second Issue"). Upon payment of the Second Issue, and provided that, for each subsequent issue of a Series D Debenture, all conditions set forth under this section 11(c)(i),(ii), (iii), (iv), and (v) have been met (Section 11(c)(ii) applying to any previously issued Debenture then outstanding), Seller may issue to Buyer the remaining Debentures D-003 through D-006 and Buyer shall purchase each such Series D Debenture for a purchase price of $225,000 ("Additional Issues"). Payment for the Debentures shall take place on each Subsequent Closing Date, in accordance with the provisions of Section 1(c) above. Notwithstanding the foregoing, Buyer shall have the right, but not the obligation, to purchase all or any portion of the Series D-002 and Series D-003 Debentures at any time by issuing a written call to the Seller ("Call"). If a Call is issued, the closing for the Call shall take place within 3 business days of the receipt of the Call by the Buyer, and in accordance with the provisions of Section 1(c) above. In addition, the Buyer shall not be required to purchase Seller's Series D-001 Debenture, unless and until the Seller has on deposit with the Buyer, at all times, the shares of Security Stock as set forth in Section 11(b)(i) of this Agreement, or the Seller's Series D-002, Series D-003, and, if Seller elects to issue same, the Series D-004 through Series D-006 Debentures, unless and until Seller has on deposit with Buyer, at all times, the Replacement Security Stock as set forth in Section 11(b)(ii) of this Agreement.

                        (d)      Liquidated Damages. If Seller fails to timely deliver Certificates, as provided in Section 11(c) above, then Seller shall pay Buyer $150 per day for each day late in delivering Certificates up to and including the 10th late day, and $500 per day for each day late in delivering the Certificates after the 10th late day ("Liquidated Damages"). Any Liquidated Damages incurred by Seller shall be payable immediately and in cash upon demand in writing made by Buyer, or their agent, to Seller. However, such Liquidated Damages may be deducted from any amounts owed to Seller by the Buyer pursuant to this Section 11. Notwithstanding anything contained in this Agreement to the contrary, Seller shall be required to pay the Liquidated Damages set forth in this Section 11(d).

                        (e)      Bankruptcy. In the event any proceeding under the Bankruptcy Laws of the United States or any proceedings under any state laws for the protection of debtors or creditors, are filed, voluntarily or involuntarily, by or on behalf of Seller, then Seller shall continue, to the extent permitted by law and not inconsistent with such proceeding, to honor all Notices of Conversion given by Buyer and Buyer shall not be required to purchase any additional Debentures.

                        (f)      Conversion Limit. Notwithstanding the conversion rights under the Debentures, unless the Buyer delivers a waiver in accordance with the immediately following sentence, in no event shall the Buyer be entitled to convert any portion of the Debentures, in excess of that portion of the Debentures upon conversion, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by the Buyer and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures, and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Debentures with respect to which this determination is being made, would result in beneficial ownership by the Buyer and its Affiliates of more than 4.999% of the then issued and outstanding shares of Common Stock. For purposes of this Section 11(f), beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section 11(f). The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Debentures (ii) on the Maturity Date or (iii) following the occurrence of any Event of Default which is not cured within the greater of the applicable time period specified in either (A) such written notice of Buyer or (B) Section 8 of the Debentures.

            12.      Miscellaneous.

                        (a)      Entire Agreement. This Agreement together with the Debentures, constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                        (b)      Independent Contractor. Buyer is an independent contractor and is not the agent of Seller. Buyer is not authorized to bind Seller or to make any representation or warranties on behalf of Seller.

                        (c)      Survival. All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

                        (d)      Governing Law. This Agreement shall be construed in accordance with the laws of Colorado applicable to contracts made and wholly to be performed within the State of Colorado and shall be binding upon the successors and assigns of each party hereto. Buyer and

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Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Colorado. At Buyer's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitration Association in Denver and pursuant to its rules. Upon demand made by the Buyer to the Seller, Seller agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

                        (e)      Seller Indemnification. Seller agrees to indemnify and hold Buyer harmless from any and all claims, damages and liabilities arising from Seller's breach of its representations and/or covenants set forth herein.

                        (f)      Buyer Indemnification. Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer's breach of its representations and warranties set forth in this Agreement.

                        (g)      Form D. Seller shall filed a Form D with the Commission upon the Closing of this transaction as well as any filings required by the Colorado Securities Division.

                        (h)      Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as follows:

If to Seller:	Pacel Corp. 8870 Rixlew Lane Suite 201 Manassas, Va. 20109 Att'n: David E. Calkins Fax: 703-361-6706

If to Buyer:	Louvre Investors LLC
6547 North Academy Boulevard, No. P
Colorado Springs, Colorado 80918

Yellow Stream Company LLC
5004 West 29th Avenue, No. 102
Westminster, Colorado 80031

Carlsbad Capital LLC
1835 South Academy Boulevard, No. 342
Colorado Springs, Colorado 80916

                        (i)      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                        (j)      Buyer Attorneys' Fees. The fees of the Buyer's attorneys in connection with the preparation of the transaction documents and sale of the Debentures shall be $42,000 payable as follows: $4,500 upon the execution of this Agreement and $7,500 payable upon the issuance of each Debenture Series D-002 though D-006. The Fees shall be deducted by the Buyer from the Purchase Price proceeds of each of the Debentures.

            IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

Official Signatory of Seller:

PACEL CORP.

Accepted this 31st day of May, 2001	By:	/s/ David E. Calkins David E. Calkins Title: President

Official Signatory of Buyer:

LOUVRE INVESTORS LLC

	By:	/s/ Louvre Investors LLC

YELLOW STREAM COMPANY LLC

	By:	/s/ Yellow Stream Company LLC

CARLSBAD CAPITAL LLC

	By:	/s/ Carlsbad Capital LLC